Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-56798; 333-90136; 333-127501) of BBX Capital Corporation of our report dated March 17, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
March 17, 2014